EXHIBIT 99.1
News from Conduent

Conduent Incorporated 100 Campus Drive, Suite 200 Florham Park, NJ 07932
www.conduent.com

Conduent Reports Third Quarter 2019 Results
Key Quarterly Financial and Operational Highlights
•Revenue of $1,098 million down (15.8)% compared to Q3 2018. Excluding divestitures, revenue was down (3.9)% compared with Q3 2018 or (3.5)% in constant currency
•GAAP net income of $(16) million compared to $(237) million in Q3 2018
•GAAP diluted EPS from continuing operations of $(0.09) compared to ($1.16) in Q3 2018
•Adjusted diluted EPS from continuing operations of $0.16 compared to $0.28 in Q3 2018
•Adjusted EBITDA of $127 million, down (11)% Y/Y, excluding the impact from divestitures
•Total signings TCV $746 million, new business TCV signings $234 million
•Strong renewal rate of 93%, up 300 bps Y/Y
•Reaffirming FY 2019 Revenue and Adjusted EBITDA margin guidance ranges
•Expect to complete comprehensive Strategic and Operational review in late Q4 2019 or early Q1 2020

FLORHAM PARK, NJ, November 6, 2019 - Conduent (NYSE: CNDT), a services and solutions company, today announced its third quarter 2019 financial results.

"Over the last 90 days, the team has started to build on the foundational work that was developed over the past three years," said Conduent CEO, Cliff Skelton. "While our efforts on growing new business signings will not lead to immediate results, we are focused on driving improvement in both sales and operational performance. We hope to see the team's hard work manifest in our leading indicators in the near-term."

"In conjunction with our Board, we also are making progress on the strategic and operational review," Skelton continued. "We anticipate completion of the review in late Q4 2019 or early Q1 2020 and would aim to begin taking action on any potential divestitures in the first half of 2020. The focus of this review is to create shareholder value by looking at potentially divesting assets that we believe have a scarcity

EXHIBIT 99.1
value in the market and potentially may command a premium, while seeking to simplify the remaining company to take advantage of strong market opportunities and growth prospects."

Third Quarter 2019 Results

Third quarter 2019 revenue was $1,098 million, down (15.8)% compared to Q3 2018. Excluding divestitures completed in 2018, revenue was down (3.9)% compared with Q3 2018 or (3.5)% in constant currency.

Pre-tax income was $(14) million compared to $(252) million in Q3 2018. GAAP operating margin as reported was (1.3)% compared to (19.3)% in Q3 2018. The company reported Q3 2019 GAAP net income of $(16) million compared to $(237) million in Q3 2018. Diluted EPS from continuing operations was ($0.09) versus ($1.16) in the same period last year.

Third quarter adjusted operating income was $72 million, with an adjusted operating margin of 6.6% as compared to adjusted operating income of $104 million, with an adjusted operating margin of 8.0% in Q3 2018. Adjusted EBITDA was $127 million, with an adjusted EBITDA margin of 11.6%, as compared to $157 million, with an adjusted EBITDA margin of 12.0% in Q3 2018. Further adjusting for the impact of all divestitures, Adjusted EBITDA declined (10.6)% compared with Q3 2018 while adjusted EBITDA margin decreased (80) bps.

The company reported adjusted diluted EPS from continuing operations of $0.16 compared to $0.28 in Q3 2018.

Conduent had cash inflow from operations of $18 million during the third quarter of 2019 compared to cash outflows of $(30) million in Q3 2018.
Total contract value (TCV) signings of $746 million for the quarter were up 1.0% compared with Q3 2018, due to an (11.0)% decrease in new business signings and an 8.0% increase in renewal signings. The renewal rate for the quarter was 93%, up 300 bps compared to Q3 2018. Note, this compare excludes divestitures.

EXHIBIT 99.1

Financial Outlook

(in millions)	FY 2018 Reported	Completed Divestiture Impact (3)	Adjusted FY 2018(4)	Updated FY 2019 Guidance

Revenue (constant currency)(1,2)	$5.39B	$752M	$4.64B	Down (5) - (4)%

Adj. EBITDA Margin(2)	11.9%		11.5%	10.8% - 11.6%

Adj. Free Cash Flow(2) as a % of Adj. EBITDA	34.1%			~20%

Note: Please refer to the "Non-GAAP Outlook" in Appendix for certain non-GAAP information regarding outlook

(1) Year-over-year revenue growth comparison at constant currency
(2) Refer to Appendix for Non-GAAP reconciliations of adjusted EBITDA / margin and adjusted FCF and for impact from completed divestitures. FY 2019 FCF adjusted for Texas-related litigation impact
(3) Includes all completed divestitures
(4) Adjusted for 2018 and 2019 completed divestitures referenced in Appendix.
Brian Webb-Walsh, CFO of Conduent, stated, "We had an in-line quarter with revenue and adjusted EBITDA results slightly ahead of our internal expectations. We are reaffirming our 2019 revenue and adjusted EBITDA margin guidance and continue to focus on balancing cost savings with investment in our processes, people, and technology."

EXHIBIT 99.1

Conference Call
Management will present the results during a conference call and webcast on November 6, 2019 at 5 p.m. ET.

The call will be available by live audio webcast with the news release and online presentation slides at https://investor.conduent.com/.

The conference call will also be available by calling 1-877-883-0383 (international dial-in 1-412-902-6506) at approximately 4:45 p.m. ET. The entry number for this call is 0612634.

A recording of the conference call will be available by calling 1-877-344-7529, or 1-412-317-0088 one hour after the conference call concludes on November 6, 2019. The replay ID is 10132425.

For international calls, please select a dial-in number from:
https://services.choruscall.com/ccforms/replay.html

About Conduent
Conduent delivers mission-critical services and solutions on behalf of businesses and governments – creating exceptional outcomes for its clients and the millions of people who count on them. Through people, process and technology, Conduent solutions and services automate processes, improve efficiencies, reduce costs and enable revenue growth. It’s why most Fortune 100 companies and over 500 government entities depend on Conduent every day to manage their essential interactions and move their operations forward.

Conduent’s differentiated services and solutions improve experiences for millions of people every day, including two-thirds of all insured patients in the U.S., 11 million employees who use its HR Services, and nearly nine million people who travel through toll systems daily. Conduent’s solutions deliver exceptional outcomes for its clients including $16 billion in medical bill savings, up to 40% efficiency increase in HR operations, and up to 40% improvement in processing costs, while driving higher end-user satisfaction. Learn more at www.conduent.com.

EXHIBIT 99.1
Non-GAAP Measures
We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the current periods' results against the corresponding prior periods' results. These non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company's reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Condensed Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain non-GAAP measures. Refer to the "Non-GAAP Financial Measures" section attached to this release for a discussion of these non-GAAP measures and their reconciliation to the reported GAAP measures.

Forward-Looking Statements

This release and any attachments to this release may contain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect management's current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. Our actual results may vary materially from those expressed or implied in our forward-looking statements.

EXHIBIT 99.1
Important factors and uncertainties that could cause our actual results to differ materially from those in our forward-looking statements include, but are not limited to: our ability to successfully manage the leadership transition and strategic and operational review and the potential for disruptions to our business from the transition and strategic and operational review; government appropriations and termination rights contained in our government contracts; our ability to renew commercial and government contracts, including contracts awarded through competitive bidding processes; our ability to recover capital and other investments in connection with our contracts; our ability to attract and retain necessary technical personnel and qualified subcontractors; our ability to deliver on our contractual obligations properly and on time; competitive pressures; our significant indebtedness; changes in interest in outsourced business process services; our ability to obtain adequate pricing for our services and to improve our cost structure; claims of infringement of third-party intellectual property rights; the failure to comply with laws relating to individually identifiable information, and personal health information and laws relating to processing certain financial transactions, including payment card transactions and debit or credit card transactions; breaches of our information systems or security systems or any service interruptions; our ability to estimate the scope of work or the costs of performance in our contracts; our continuing emphasis on and shift toward technology-led digital transactions; customer decision-making cycles and lead time for customer commitments; our ability to collect our receivables, including those for unbilled services; a decline in revenues from, or a loss of, or a reduction in business from, or failure of significant clients; fluctuations in our non-recurring revenue; our failure to maintain a satisfactory credit rating; our ability to attract and retain key employees; increases in the cost of telephone and data services or significant interruptions in such services; our failure to develop new service offerings; our ability to modernize our information technology infrastructure and consolidate data centers; our ability to comply with data security standards; our ability to receive dividends or other payments from our subsidiaries; changes in tax and other laws and regulations; changes in government regulation and economic, strategic, political and social conditions; changes in U.S. GAAP or other applicable accounting policies; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section and other sections in our 2018 Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. Any forward-looking statements made by us in this release speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.

EXHIBIT 99.1
# # #

Media Contacts:
Sean Collins, Conduent, +1-310-497-9205, sean.collins2@conduent.com

Investor Contacts:
Alan Katz, Conduent, +1-973-526-7173, alan.katz@conduent.com
Rebecca Koar, Conduent, +1-862-308-7105, rebecca.koar@conduent.com

EXHIBIT 99.1
CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share data)	2019	2018	2019	2018
Revenue	$1,098	$1,304	$3,368	$4,111

Operating Costs and Expenses
Cost of Services (excluding depreciation and amortization)	859	1,005	2,644	3,193
Selling, general and administrative (excluding depreciation and amortization)	112	139	360	427
Research and development (excluding depreciation and amortization)	1	2	6	7
Depreciation and amortization	115	113	342	345
Restructuring and related costs	8	31	50	68
Interest expense	20	22	60	92
(Gain) loss on extinguishment of debt	—	108	—	108
Goodwill impairment	—	—	1,351	—
(Gain) loss on divestitures and transaction costs	3	54	19	9
Litigation costs (recoveries), net	2	78	15	113
Other (income) expenses, net	(8)	4	(8)	1
Total Operating Costs and Expenses	1,112	1,556	4,839	4,363

Income (Loss) Before Income Taxes	(14)	(252)	(1,471)	(252)

Income tax expense (benefit)	2	(15)	(118)	24
Net Income (Loss)	$(16)	$(237)	$(1,353)	$(276)

Net Income (Loss) per Share:
Basic	$(0.09)	$(1.16)	$(6.52)	$(1.38)
Diluted	$(0.09)	$(1.16)	$(6.52)	$(1.38)

EXHIBIT 99.1
CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2019	2018	2019	2018
Net Income (Loss)	$(16)	$(237)	$(1,353)	$(276)
Other Comprehensive Income (Loss), Net
Currency translation adjustments, net	(15)	(4)	(9)	(27)
Reclassification of currency translation adjustments on divestitures	—	36	15	41
Reclassification of divested benefit plans and other	—	61	(1)	64
Unrecognized gains (losses), net	—	—	1	(3)
Other Comprehensive Income (Loss), Net	(15)	93	6	75

Comprehensive Income (Loss), Net	$(31)	$(144)	$(1,347)	$(201)

EXHIBIT 99.1
CONDUENT INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions, except share data in thousands)	September 30, 2019	December 31, 2018
Assets
Cash and cash equivalents	$228	$756
Accounts receivable, net	840	782
Assets held for sale	—	15
Contract assets	165	177
Other current assets	313	234
Total current assets	1,546	1,964
Land, buildings and equipment, net	331	328
Operating lease right-of-use assets	290	—
Intangible assets, net	487	651
Goodwill	2,090	3,408
Other long-term assets	370	329
Total Assets	$5,114	$6,680
Liabilities and Equity
Current portion of long-term debt	$50	$55
Accounts payable	145	230
Accrued compensation and benefits costs	140	193
Unearned income	95	112
Liabilities held for sale	—	40
Other current liabilities	693	567
Total current liabilities	1,123	1,197
Long-term debt	1,468	1,512
Deferred taxes	181	327
Operating lease liabilities	245	—
Other long-term liabilities	87	280
Total Liabilities	3,104	3,316

Series A convertible preferred stock	142	142

Common stock	2	2
Additional paid-in capital	3,886	3,878
Retained earnings (deficit)	(1,601)	(233)
Accumulated other comprehensive loss	(419)	(425)
Total Equity	1,868	3,222
Total Liabilities and Equity	$5,114	$6,680

Shares of common stock issued and outstanding	211,364	211,306
Shares of series A convertible preferred stock issued and outstanding	120	120

EXHIBIT 99.1
CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended September 30,
(in millions)	2019	2018
Cash Flows from Operating Activities:
Net income (loss)	$(1,353)	$(276)
Adjustments required to reconcile net income (loss) to cash flows from operating activities:
Depreciation and amortization	342	345
Contract inducement amortization	2	2
Deferred income taxes	(148)	(90)
Goodwill impairment	1,351	—
(Gain) loss from investments	(3)	(1)
Amortization of debt financing costs	5	9
(Gain) loss on extinguishment of debt	—	108
(Gain) loss on divestitures and transaction costs	19	9
Stock-based compensation	19	30
Changes in operating assets and liabilities	(450)	(102)
Other operating, net	—	(4)
Net cash provided by (used in) operating activities	(216)	30
Cash Flows from Investing Activities:
Cost of additions to land, buildings and equipment	(109)	(119)
Proceeds from sale of land, buildings and equipment	2	12
Cost of additions to internal use software	(49)	(31)
Payments for acquisitions, net of cash acquired	(90)	—
Proceeds from divestitures and sale of assets, net of cash	—	672
Payments from divestitures, including cash sold	(7)	—
Net cash provided by (used in) investing activities	(253)	534
Cash Flows from Financing Activities:
Debt issuance fee payments	—	(3)
Payments on debt	(42)	(513)
Premium on debt redemption	—	(95)
Taxes paid for settlement of stock based compensation	(11)	(9)
Dividends paid on preferred stock	(7)	(7)
Net cash provided by (used in) financing activities	(60)	(627)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	(9)
Increase (decrease) in cash, cash equivalents and restricted cash	(529)	(72)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	765	667
Cash, Cash Equivalents and Restricted Cash at End of period(1)	$236	$595
 ___________
(1)Includes $8 million and $9 million of restricted cash as of September 30, 2019 and 2018, respectively, that were included in Other current assets on the Condensed Consolidated Balance Sheets.

EXHIBIT 99.1
Non-GAAP Financial Measures

We have reported our financial results in accordance with U.S. GAAP. In addition, we have discussed our results using non-GAAP measures.

We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the current periods’ results against the corresponding prior periods’ results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain non-GAAP measures.

A reconciliation of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided below.

These reconciliations also include the income tax effects for our non-GAAP performance measures in total, to the extent applicable. The income tax effects are calculated under the same accounting principles as applied to our reported pre-tax performance measures under ASC 740, which employs an annual effective tax rate method. The noted income tax effect for our non-GAAP performance measures is effectively the difference in income taxes for reported and adjusted pre-tax income calculated under the annual effective tax rate method. The tax effect of the non-GAAP adjustments was calculated based upon evaluation of the statutory tax treatment and the applicable statutory tax rate in the jurisdictions in which such charges were incurred.

Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate

We make adjustments to Income (Loss) before Income Taxes for the following items, as applicable to the particular financial measure, for the purpose of calculating Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate:

•Amortization of acquired intangible assets. The amortization of acquired intangible assets is driven by acquisition activity, which can vary in size, nature and timing as compared to other companies within our industry and from period to period.
•Restructuring and related costs. Restructuring and related costs include restructuring and asset impairment charges as well as costs associated with our strategic transformation program.
•(Gain) loss on extinguishment of debt. Represents premium on debt extinguishment and the write down of the associated unamortized discount and issuance costs.
•Goodwill impairment. This represents Goodwill impairment charge related to the unanticipated losses of certain customer contracts, lower potential future volumes and lower than expected new customer contracts for all reporting units.
•(Gain) loss on divestitures and transaction costs. Represents (gain) loss on divested businesses and transaction costs.
•Litigation costs (recoveries), net. Litigation costs (recoveries), net primarily represents accruals for the State of Texas litigation, Student Loan Service exposures and certain terminated contracts that are subject to litigation.
•Other charge (credit). This comprises other (income) expenses, net, and costs associated with the Company not fully completing the State of New York Health Enterprise Platform project and the Health Enterprise Medical platform projects in California and Montana and other adjustments.
•2018 Divestitures. Revenue/(Income) loss from divestitures.

EXHIBIT 99.1
The Company provides adjusted net income and adjusted EPS financial measures to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance.  We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions.

Management believes that the adjusted effective tax rate, provided as supplemental information, facilitates a comparison by investors of our actual effective tax rate with an adjusted effective tax rate which reflects the impact of the items which are excluded in providing adjusted net income and certain other identified items, and may provide added insight into our underlying business results and how effective tax rates impact our ongoing business.

Adjusted Revenue and Operating Income and Adjusted Operating Margin

We make adjustments to Revenue, Costs and Expenses and Operating Margin, as applicable, for the following items, for the purpose of calculating Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin:

•Amortization of acquired intangible assets.
•Restructuring and related costs.
•Interest expense. Interest expense includes interest on long-term debt and amortization of debt issuance costs.
•(Gain) loss on extinguishment of debt.
•Goodwill impairment.
•(Gain) loss on divestitures and transaction costs.
•Litigation costs (recoveries), net.
•Other charge (credit).
•2018 Divestitures.

We provide our investors with adjusted revenue, adjusted operating income and adjusted operating margin information, as supplemental information, because we believe it offers added insight, by itself and for comparability between periods, by adjusting for certain non-cash items as well as certain other identified items which we do not believe are indicative of our ongoing business, and may also provide added insight on trends in our ongoing business.

We provide adjusted revenues as supplemental information to our presentation of reported GAAP revenue in order to facilitate additional information to our investors concerning period-to-period comparisons reflecting the impact of our 2018 divestitures.

Adjusted EBITDA and EBITDA Margin

We use Adjusted EBITDA and Adjusted EBITDA Margin as an additional way of assessing certain aspects of our operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our on-going business. Adjusted EBITDA represents income (loss) before interest, income taxes, depreciation and amortization and contract inducement amortization adjusted for the following items. Adjusted EBITDA margin is Adjusted EBITDA divided by revenue or adjusted revenue, as applicable.

•Restructuring and related costs.
•Goodwill impairment.
•(Gain) loss on extinguishment of debt
•(Gain) loss on divestitures and transaction costs.
•Litigation costs (recoveries), net.
•Other charge (credit).
•2018 Divestitures.

Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performances. Management cautions that amounts presented in accordance with Conduent's definition of Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA and Adjusted EBITDA margin in the same manner.

EXHIBIT 99.1
Free Cash Flow

Free cash flow is defined as cash flows from operating activities as reported on the consolidated statement of cash flows, less cost of additions to land, buildings and equipment, cost of additions to internal use software, tax payments related to divestitures, vendor financed capital lease and proceeds from sales of land, buildings and equipment. We use the non-GAAP measure of free cash flow as a criterion of liquidity and performance-based components of employee compensation. We use free cash flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions and invest in land, buildings and equipment and internal use software, after required payments on debt. In order to provide a meaningful basis for comparison, we are providing information with respect to our free cash flow reconciled to cash flow provided by operating activities, which we believe to be the most directly comparable measure under U.S. GAAP.

Adjusted Free Cash Flow

Adjusted free cash flow is defined as free cash flow from above plus deferred compensation payments, transaction costs, costs related to Texas litigation, and certain other identified adjustments. We use adjusted free cash flow, in addition to free cash flow, to provide supplemental information to our investors concerning our ability to generate cash from our ongoing operating activities; by excluding certain deferred compensation costs and our one-time Texas settlement costs, as well as transaction costs and transaction cost tax benefit related to acquisitions, and debt buyback tax benefit, we believe we provide useful additional information to our investors to help them further understand our ability to generate cash period-over-period as well as added information on comparability to our competitors. Such as free cash flow information, as so adjusted, is specifically not intended to provide amounts available for discretionary spending. We have added certain adjustments to account for items which we do not believe reflect our core business or operating performance, and we computed all periods with such adjusted costs.

Constant Currency

To better understand trends in our business, we believe that it is helpful to adjust revenue to exclude the impact of changes in the translation of foreign currencies into U.S. Dollars. We refer to this adjusted revenue as “constant currency.” Currency impact is the difference between actual growth rates and constant currency growth rates and is calculated by translating current period activity in local currency using the comparable prior period's currency translation rate.

Non-GAAP Outlook

In providing outlook for adjusted EBITDA we exclude certain items which are otherwise included in determining the comparable GAAP financial measure. A description of the adjustments which historically have been applicable in determining adjusted EBITDA are reflected in the table below. We are providing such outlook only on a non-GAAP basis because the Company is unable to predict with reasonable certainty the totality or ultimate outcome or occurrence of these adjustments for the forward-looking period, such as amortization, restructuring, NY MMIS, HE charge, goodwill impairment, and certain other adjusted items, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to reported results. We have provided an outlook for revenue on a constant currency basis due to the inability to accurately predict foreign currency impact on revenues. Outlook for Free Cash Flow and Adjusted Free Cash Flow is provided as a factor of expected adjusted EBITDA, see above.

Non-GAAP Reconciliations: Adjusted Revenue, Adjusted Net Income (Loss), Adjusted Effective Tax, Adjusted Operating Income (Loss) and Adjusted EBITDA were as follows:

EXHIBIT 99.1

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2019	2018	2019	2018
ADJUSTED REVENUE
Revenue	$1,098	$1,304	$3,368	$4,111
Adjustment:
2018 Divestitures(1)	—	(162)	(36)	(648)
Adjusted Revenue	$1,098	$1,142	$3,332	$3,463

ADJUSTED NET INCOME (LOSS)
Income (Loss) From Continuing Operations	$(16)	$(237)	$(1,353)	$(276)
Adjustments:
Amortization of acquired intangible assets(2)	61	60	184	181
Restructuring and related costs	8	31	50	68
(Gain) loss on extinguishment of debt	—	108	—	108
Goodwill impairment	—	—	1,351	—
(Gain) loss on divestitures and transaction costs	3	54	19	9
Litigation costs (recoveries), net	2	78	15	113
Other charges (credits)	(8)	3	(4)	(1)
Total Non-GAAP Adjustments	66	334	1,615	478
Income tax adjustments(3)	(13)	(36)	(163)	(30)
Adjusted Income (Loss) Before Adjustment for Divestitures	$37	$61	$99	$172

ADJUSTED EFFECTIVE TAX
Income (Loss) Before Income Taxes	$(14)	$(252)	$(1,471)	$(252)
Adjustments:
Total Non-GAAP Adjustments	66	334	1,615	478
Adjusted PBT (Before Adjustment for Divestitures)	52	82	144	226
2018 Divestitures(1)	—	(15)	(1)	(95)
Adjusted PBT	$52	$67	$143	$131

Income tax expense (benefit)	$2	$(15)	$(118)	$24
Income tax adjustments(3)	13	36	163	30
Adjusted Income Tax Expense (Benefit)	15	21	45	54
Adjusted Net Income (Loss) Before Adjustment for Divestitures	$37	$61	$99	$172

EXHIBIT 99.1

CONTINUED	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2019	2018	2019	2018
ADJUSTED OPERATING INCOME (LOSS)
Income (Loss) Before Income Taxes	$(14)	$(252)	$(1,471)	$(252)
Adjustments:
Total non-GAAP adjustments	66	334	1,615	478
Interest expense	20	22	60	92
Adjusted Operating Income (Loss) Before Adjustment for Divestitures	72	104	204	318
2018 divestitures(1)	—	(15)	(1)	(95)
Adjusted Operating Income (Loss)	$72	$89	$203	$223

ADJUSTED EBITDA
Income (Loss) From Continuing Operations	$(16)	$(237)	$(1,353)	$(276)
Income tax expense (benefit)	2	(15)	(118)	24
Depreciation and amortization	115	113	342	345
Contract inducement amortization	1	—	2	2
Interest expense	20	22	60	92
EBITDA Before Adjustment for Divestiture	122	(117)	(1,067)	187
2018 divestitures(1)	—	(15)	(1)	(95)
2018 divestitures depreciation and amortization(1)	—	—	—	(4)
EBITDA	122	(132)	(1,068)	88
Adjustments:
Restructuring and related costs	8	31	50	68
(Gain) loss on extinguishment of debt	—	108	—	108
Goodwill impairment	—	—	1,351	—
(Gain) loss on divestitures and transaction costs	3	54	19	9
Litigation costs (recoveries), net	2	78	15	113
Other charges (credits)	(8)	3	(4)	(1)
Adjusted EBITDA Before Adjustment for Divestiture	$127	$157	$364	$484

Adjusted EBITDA	$127	$142	$363	$385
 ___________

(1)Adjusted for the full impact from revenue and income/loss from divestitures.
(2)Included in Depreciation and amortization on the Condensed Consolidated Statements of Income (Loss).
(3)The tax impact of Adjusted Pre-tax income (loss) from continuing operations was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results and without regard to the business divestitures, the State of Texas litigation reserve, loss on extinguishment of debt, charges for amortization of intangible assets, restructuring, goodwill impairment and divestiture related costs.

EXHIBIT 99.1
Non-GAAP Reconciliations: Adjusted Weighted Average Shares Outstanding, Diluted EPS, Adjusted Effective Tax, Adjusted Operating Margin and Adjusted EBITDA Margins for the Non-GAAP reconciliations above were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(Amounts are in whole dollars, shares are in thousands and margins are in %)	2019	2018	2019	2018
ADJUSTED DILUTED EPS(1)
Weighted Average Common Shares Outstanding	209,626	206,605	208,741	205,739
Adjustments:
Stock options	—	122	4	138
Restricted stock and performance units / shares	1,509	3,017	2,227	3,080
Adjusted Weighted Average Common Shares Outstanding	211,135	209,744	210,972	208,957

Diluted EPS from Continuing Operations	$(0.09)	$(1.16)	$(6.52)	$(1.38)
Adjustments:
Total non-GAAP adjustments	0.31	1.61	7.72	2.31
Income tax adjustments(2)	(0.06)	(0.17)	(0.77)	(0.14)
Adjusted Diluted EPS Before Adjustment for Divestitures	$0.16	$0.28	$0.43	$0.79

ADJUSTED EFFECTIVE TAX RATE
Effective tax rate	(14.3)%	6.0%	8.0%	(9.5)%
Adjustments:
Total non-GAAP adjustments	43.1%	19.6%	23.3%	33.4%
Adjusted Effective Tax Rate(2)	28.8%	25.6%	31.3%	23.9%

ADJUSTED OPERATING MARGIN
Income (Loss) Before Income Taxes Margin	(1.3)%	(19.3)%	(43.7)%	(6.1)%
Adjustments:
Total non-GAAP adjustments	6.1%	25.6%	48.0%	11.6%
Interest expense	1.8%	1.7%	1.8%	2.2%
Margin for Adjusted Operating Income Before Adjustment for Divestitures	6.6%	8.0%	6.1%	7.7%
2018 divestitures(3)	—%	(0.2)%	—%	(1.3)%
Margin for Adjusted Operating Income	6.6%	7.8%	6.1%	6.4%

EXHIBIT 99.1

CONTINUED	Three Months Ended September 30,		Nine Months Ended September 30,
(margins are in %)	2019	2018	2019	2018
ADJUSTED EBITDA MARGIN
EBITDA margin Before Adjustment for Divestitures	11.1%	(9.0)%	(31.7)%	4.5%
Adjustments:
2018 divestitures(3)	—%	(2.6)%	(0.4)%	(2.0)%
EBITDA Margin	11.1%	(11.6)%	(32.1)%	2.5%
Total non-GAAP adjustments	0.5%	21.0%	42.5%	7.3%
2018 divestitures(3)	—%	2.6%	0.4%	2.0%
Adjusted EBITDA Margin Before Adjustment for Divestitures	11.6%	12.0%	10.8%	11.8%
2018 divestitures(3)	—%	0.4%	0.1%	(0.7)%
Adjusted EBITDA Margin	11.6%	12.4%	10.9%	11.1%
__________
(1)Average shares for the 2019 and 2018 calculation of adjusted EPS excludes 5 million shares associated with our Series A convertible preferred stock and includes the impact of the preferred stock dividend of $2.4 million for both of the three months ended September 30, 2019 and 2018, respectively
(2)The tax impact of Adjusted Pre-tax income (loss) from continuing operations was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results and without regard to the business divestitures, the State of Texas litigation reserve, loss on extinguishment of debt, charges for amortization of intangible assets, restructuring, goodwill impairment and divestiture related costs.
(3)Adjusted for the full impact from revenue and income/loss from divestitures.

Free Cash Flow Reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2019	2018	2019	2018
Operating Cash Flow	$18	$(30)	$(216)	$30
Cost of additions to land, buildings and equipment	(33)	(43)	(109)	(119)
Proceeds from sales of land, buildings and equipment	—	—	2	12
Cost of additions to internal use software	(12)	(17)	(49)	(31)
Tax payment related to divestitures	(1)	30	8	40
Vendor financed capital leases	—	—	—	(14)
Free Cash Flow	$(28)	$(60)	$(364)	$(82)
Free Cash Flow	$(28)	$(60)	$(364)	$(82)
Transaction costs	1	15	13	19
Transaction costs tax benefit	—	—	(3)	—
Litigation payments	—	—	118	—
Deferred compensation payments and adjustments	—	13	—	22
Adjusted Free Cash Flow	$(27)	$(32)	$(236)	$(41)